Exhibit 10.30



April 25, 2000


Mr. J. Bennett Johnston, Jr.
1317 Merrie Ridge Road
McLean, Virginia  22101

Dear Mr. Johnston:

Supplemental Agreement Providing a Change to the
Consulting Agreement of January 7, 1997

This Supplemental Agreement refers to the consulting agreement of January 7, 1997 (The "Consulting Agreement") with the undersigned, FM Services Company (The "Company"), with respect to your performance of consulting services for FM Services and its subsidiaries and affiliates (collectively with FM Services, the "Freeport Entities").

By way of this Supplemental Agreement, the Company would like to amend your Consulting Agreement, increasing your annual retainer to $250,000 effective January 1, 2000. The payment enclosed represents your increase retroactive to the first of the year. The third quarter payment (due in July) will reflect our new Agreement in the amount of $62,500. All other terms and conditions of the Consulting Agreement shall remain unchanged.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,



Richard C. Adkerson
Chairman
FM Services




AGREED TO AND ACCEPTED


BY:  ________________________________________
          	J. Bennett Johnston, Jr.


DATE:  ______________________________________